EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in Registration Statement
   No. 2-86070 on Form S-8 dated August 23, 1983; Registration Statement
   No. 33-30364 on Form S-8 dated August 7, 1989; Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No.
   1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-00887 on Form S-4 dated February 13, 1996 and Post-Effective Amendment No. 1 to Registration Statement No. 333-00887 on Form S-4 dated February 14, 1996; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996 of our report dated October 25, 1996, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Andrew Corporation for the year ended September 30, 1996.

   /s/ Ernst & Young LLP
   Chicago, Illinois
   December 19, 1996